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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 OccuLogix, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                    59-343-4771
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(State of incorporation or organization)       (IRS Employer Identification No.)



5280 Solar Drive, Suite 100, Mississauga, Ontario           L4W 5M8
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   (Address of principal executive offices)               (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
       -------------------                -------------------------------

              N/A                                      N/A


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

              Securities Act registration statement file number to
                    which this form relates (if applicable):

                                   333-118204


        Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

     The Registrant incorporates by reference the description of its common stock under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-118204) of the Registrant filed with the U.S. Securities and Exchange Commission on August 13, 2004 ("Registration Statement"), including any amendment or report filed for the purpose of updating such description together with the description contained under such caption included in the form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2.   Exhibits.
          ---------

             3.1 Amended and Restated Certificate of Incorporation of Registrant, as currently in effect (incorporated by reference as Exhibit 3.1 to the Registration Statement on Form S-1 No. 333-118204).

             3.2 Amended and Restated By-laws of the Registrant, as currently in effect (incorporated by reference as Exhibit 3.2 to the Registration Statement on Form S-1 No. 333-118204).

             3.3 Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon completion of the offering (incorporated by reference as Exhibit 3.3 to the Registration Statement on Form S-1/A No. 3 No. 333-118204).

             3.4 Form of Amended and Restated By-laws of the Registrant to be effective upon completion of this offering (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A No. 3 No. 333-118204).

             4.1 Second Amended and Restated Investors Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A No. 3 No. 333-118204).

             4.2    Specimen Common Stock Certificate.


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       OCCULOGIX, INC.


                                       By:     /s/ Elias Vamvakas
                                          --------------------------------------
                                       Name:   Elias Vamvakas
                                       Title:  Chief Executive Officer, Chairman
                                               of the Board and Secretary



Dated:  November 17, 2004